EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference of our report dated June 11, 2001 on the Belmont National Bank 401(k) Profit Sharing Plan's (the Plan) December 31, 2000 financial statements included in this Annual Report on Form 11-K of the Plan for the period ended December 31, 2001 into Belmont Bancorp's Registration Statement on Form S-8 (SEC File No. 333-45672) filed with the Securities and Exchange Commission.


                                               /s/ Crowe, Chizek and Company LLP
                                                Crowe, Chizek and Company LLP

South Bend, Indiana
December 18, 2002